SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CAM COMMERCE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

CAM COMMERCE SOLUTIONS, INC.

17075 Newhope Street, Suite A
Fountain Valley, California 92708

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2004

     The 2004 Annual Meeting of Stockholders of CAM COMMERCE SOLUTIONS, INC. (the “Company”), will be held on May 13, 2004 at 2:00 P.M. at the Company’s corporate offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708 (the “Annual Meeting”) for the following purposes:

1.	To elect four (4) persons to serve on the Company’s Board of Directors who shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year ending September 30, 2004;

3.	To amend the Company’s 2000 Stock Option Plan to increase the number of shares of common stock authorized for issuance under the plan from 500,000 to 750,000 shares; and

4.	To transact such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on March 15, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. A copy of the Annual Report of the Company for the fiscal year ended September 30, 2003 and a Proxy Statement accompany this notice.

     By Order of the Board of Directors

Geoffrey D. Knapp Secretary March 15, 2004

IMPORTANT

     Whether or not you expect to be at the Annual Meeting, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope. The proxy is revocable at any time prior to the exercise thereof by written notice to the Company, and stockholders who attend the Annual Meeting may withdraw their proxies and vote their shares personally if they so desire.

CAM COMMERCE SOLUTIONS, INC.

17075 Newhope Street, Suite A
Fountain Valley, California 92708

PROXY STATEMENT

Purpose

     CAM Commerce Solutions, Inc. (referred to in this Proxy Statement as “we” or “the Company”) is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”). We are mailing this Proxy Statement, proxy card and our 2003 Annual Report to stockholders on or about March 19, 2004.

     Proxies are being solicited to give all stockholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on the matters to be voted on at the Annual Meeting or any adjournment of that meeting.

Who Can Vote

     You can vote if you were a stockholder of record of the Company as of the close of business on March 15, 2004. Your shares can be voted at the Annual Meeting only if you are present or represented by a valid proxy.

How to Vote

     You can vote your shares either by using the enclosed proxy card or by voting in person at the Annual Meeting by written ballot.

Voting by Proxy

     To vote your shares by proxy, complete and return the enclosed proxy card to us before the Annual Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted for all, some or none of the nominees for director listed on the card, whether to ratify the appointment of Ernst & Young LLP as our independent auditors, and whether to approve the amendment to the 2000 Stock Option Plan. You can abstain from any voting on any or all of the proposals.

     If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of our nominees for director, in favor of ratifying Ernst & Young LLP as our independent auditors and in favor of approval of the amendment to the 2000 Stock Option Plan.

     If any other matters are properly presented at the Annual Meeting for consideration, then the Company officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we know of no other matters to be presented at the Annual Meeting.

Voting at the Annual Meeting

     Written ballots will be available from the Company’s Secretary at the Annual Meeting. If your shares are held in the name of a broker, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the meeting. Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Annual Meeting, then there is no need to vote again unless you wish to change your vote.

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Revocation of Proxies

     You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice of Annual Meeting that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Determining the Number of Votes You Have

     Your proxy card indicates the number of shares of common stock that you own. Each share of common stock has one vote.

Quorum

     A majority of the outstanding shares of our common stock as of the record date must be present, either in person or by proxy, in order for a quorum to be present to conduct the Annual Meeting. On March 15, 2004, the record date for stockholders entitled to vote at the Annual Meeting, 3,550,000 shares of our common stock were outstanding. Abstentions and broker non-votes are counted as present in determining whether or not there is a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Required Vote — Election of Directors

     Directors are elected by a plurality of the votes, which means the four nominees who receive the largest number of properly executed votes will be elected as directors. Each share of our common stock is entitled to one vote for each of four director nominees. Cumulative voting is not permitted. If you do not vote for a particular nominee, or if you indicate that you want to withhold authority to vote for a particular nominee on your proxy card, then your vote will not count for or against the nominee. Shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the outcome of the election.

     If any director nominee decides that he does not want to stand for this election, the persons named as proxies in your proxy card will vote for substitute nominees. As of the date of this Proxy Statement, we are not aware of any nominee who does not intend to stand for election.

Required Vote — Ratification of Auditors

     To be approved, this matter must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the ratification of the auditors. Brokers holding shares for beneficial owners have the discretion to vote on the ratification of auditors without voting instructions from the beneficial owners of the shares. Therefore, abstentions and broker non-votes have the effect of negative votes on this matter.

Required Vote — Approval of Amendment to 2000 Stock Option Plan

     To be adopted, the amendment must receive the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled vote on the amendment. Brokers holding shares for beneficial owners do not have the discretion to vote on this matter, but may vote only if given voting instructions from the beneficial owners of the shares. As a result, broker non-votes have no impact on the outcome. Abstentions have the effect of negative votes.

Required Vote — Other Matters

     To approve any other matters properly considered at the meeting, the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter shall be required, unless the vote of a greater number of shares is required by law or the Company’s Certificate of Incorporation or Bylaws. Abstentions will have the effect of negative votes and broker non-votes will have no effect on the outcome.

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Cost of Proxy Solicitation

     The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, directors, officers and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone or in person to request that proxies be furnished. The Company may also reimburse persons holding stock as nominees for reasonable expenses in sending proxy material to their principals.

Stockholder List

     A complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the business transacted at the meeting, during ordinary business hours on the date of the Annual Meeting at the Company’s offices at 17075 Newhope Street, Suite A, Fountain Valley, California 92708.

PROPOSAL 1: ELECTION OF DIRECTORS

     A total of four directors are to be elected at the Annual Meeting. The Board of Directors unanimously nominated Geoffrey D. Knapp, Walter W. Straub, David A. Frosh, and Donald A. Clark for election as directors, each to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. While the Company’s Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director of the Company, the proxies solicited hereby will be voted for such other persons as shall be designated by the Company’s Board of Directors should any nominee become unavailable to serve. The four nominees receiving the highest number of votes at the Annual Meeting will be elected. Stockholders are not entitled to cumulate their votes in the election of directors.

Nominees

     Certain information regarding the current directors and nominees for election as directors of the Company appears below:

Name	Age	Position with the Company

Geoffrey D. Knapp	45	Chief Executive Officer, Chairman of the Board, and Secretary
Walter W. Straub	60	Director
David A. Frosh	45	Director
Donald A. Clark	53	Director

     Geoffrey D. Knapp, founder of the Company, has been a Director, and Chief Executive Officer of the Company since its organization in September 1983. Mr. Knapp received a bachelor’s degree in marketing from the University of Oregon.

     Walter W. Straub has been a Director of the Company since May 1989. From 1984 to the present he has also served as the President, Chief Executive and Director of Rainbow Technologies, Inc., a public company engaged in the business of designing, developing, manufacturing and marketing of proprietary computer related to security products. Mr. Straub received a bachelor’s degree in electrical engineering and a master’s degree in finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University. Mr. Straub is a member of the U.C. Irvine Chief Executive Roundtable and serves on the Concordia University President’s Advisory Council.

     David A. Frosh has been a member of the board of directors since August 1991. He is presently the President of Sperry Van Ness, a commercial real estate brokerage firm. Mr. Frosh was employed by CAM Commerce as President from June 1996 to March 2001. From June 1990 to June 1996, Mr. Frosh was employed as sales executive for the national accounts division of Automatic Data Processing “ADP.” ADP provides computerized transaction processing, data communications and information services. From June 1988 to June 1990, Mr. Frosh served as Director of Marketing for Optima Retail Systems, a privately held company, which manufactured and marketed inventory control systems for the retail apparel industry. Mr. Frosh received a bachelor’s degree in marketing from Central Michigan University and a master’s degree in business administration from Claremont Graduate School.

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     Donald A. Clark was appointed as a member of the board of directors in November 2002. Mr. Clark has over 30 years of experience in retail operations and selling to retail businesses. He presently is the President and CEO of C&C Companies, a private, diversified apparel marketing and manufacturing company. Mr. Clark has held various executive positions with C&C Companies since 1983. C&C Companies designs, manufactures, markets and distributes apparel and accessories under the brand names of Rusty and Sanuk USA. The company directly distributes products in the USA and Canada. Mr. Clark attended the University of Arizona as a marketing and business major.

     Mr. Knapp, is the only nominee employed by the Company. There are no family relationships by or between any director and officer of the Company. The Board of Directors has determined that Walter Straub, David Frosh and Donald Clark are “independent” as defined in the NASDAQ listing standards.

     There are no arrangements or understandings between any director and any other person(s) pursuant to which he is was or is to be selected a director.

Recommendation

     The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the election of Messrs. Knapp, Straub, Frosh, and Clark to the Board of Directors.

Board Committees and Meetings

     During the Company’s fiscal year ended September 30, 2003, the Board of Directors held four meetings. Each incumbent director attended 100% of the total number of meetings of the Board of Directors. The Company does not have a formal policy regarding attendance by directors at the Annual Meeting of Stockholders. Last year, no directors attended the meeting

     The Company has a Compensation Committee, which consists of Walter Straub, David Frosh and Donald Clark. The Compensation Committee consults with the Board of Directors concerning compensation for the Company’s executive officers. During fiscal 2003, the Compensation Committee held one meeting.

     The Company has an Audit Committee, which consists of Walter W. Straub, David A. Frosh and Donald A. Clark, each of whom meets the independence requirements of the NASDAQ Stock Market. The Board of Directors has determined that Walter Straub is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit and reviews the adequacy of the Company’s internal accounting controls. Its activities are described in more detail under “Report of the Audit Committee” below and in the Audit Committee Charter set forth in Appendix A. The Audit Committee held four meetings during fiscal 2003.

     The Company has an Option Committee, which consists of Walter Straub, David Frosh, and Donald Clark. The Option Committee administers the Company’s 1993 Stock Option Plan and 2000 Stock Option Plan.

     The Company has a Nominating Committee consisting of Walter Straub, David Frosh and Donald Clark. The Nominating Committee did not meet during fiscal 2003, but did meet once prior to the preparation of this Proxy Statement. Each member of the committee meets the independence requirements of the NASDAQ Stock Market. The Nominating Committee operates pursuant to a written charter. The charter is not presently available on the Company’s website, but a copy of the charter is set forth in Appendix B to this Proxy Statement.

     The Nominating Committee recommends to the Board of Directors candidates for election to the Board by first identifying and evaluating potential director nominees using criteria approved by the Board of Directors. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ service to the Company during their term. This review may include number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term of office. In the case of new director candidates, the Nominating Committee will use its network of contacts to compile a list of potential candidates. It may

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consider candidates recommended by management. It may also engage, if it deems it appropriate, a professional search firm. The Nominating Committee has not yet utilized the services of such a firm. The Nominating Committee will determine if a nominee must be independent under the NASDAQ Stock Market rules and, if so, whether the nominee meets the test of independence as set forth in such rules.

     In order to be recommended to the Board of Directors as a nominee by the Nominating Committee, each potential nominee must, at a minimum, be able to read and understand financial statements, be over 21 years of age, have a background and experience in business, which may include finance, retail or wholesale operations, marketing or other field which will complement the talents of the other directors, be willing and able to take the time to actively participate in Board and committee meetings and related activities, and have a reputation for honesty and integrity. Other than the foregoing, there are no stated minimum criteria for director nominees, but the Nominating Committee may consider such other factors as it may deem appropriate, including, without limitation, judgment, skill, diversity, experience with businesses of comparable size to the Company, the interplay of a nominee’s experience with the experience of other directors and the extent to which a nominee would be a desirable addition to the Board of Directors and any committees of the Board.

     The Nominating Committee will consider director candidates recommended by a “5% Stockholder” (as defined below) provided the procedures set forth below are followed by such stockholders in submitting recommendations. The candidates recommended by a 5% Stockholder will be evaluated by the Nominating Committee in the same manner as other potential nominees using the criteria described above.

     A “5% Stockholder” is any single stockholder or group of stockholders that owned more than 5% of the Company’s voting common stock for at least one year as of the date such stockholder or group of stockholders recommended a director candidate to the Nominating Committee. In order for a 5% Stockholder’s director candidate to be considered by the Nominating Committee for an upcoming annual meeting of stockholders, the 5% Stockholder must notify the Nominating Committee of its director candidate not less than 120 calendar days before the anniversary of the date the Company released its proxy statement to its stockholders in connection with the previous year’s annual meeting. Recommendations must be in writing and directed to the Secretary of the Company at 17075 Newhope Street, Suite A, Fountain Valley, California 92708. Recommendations must include sufficient biographical information concerning the director candidate, including age, five year employment history with employer names, description of employer businesses and positions held by the candidate at such employers, whether such individual can read and understand financial statements, and board memberships, if any, for the Nominating Committee to consider. Recommendations must be accompanied by a written consent of the proposed director candidate to stand for election if nominated by the Company’s Board of Directors and to serve on the Board if elected by the stockholders.

     After all potential nominees have been evaluated by the Nominating Committee, the nominees to be recommended to the Board of Directors will be selected by the Nominating Committee by majority vote.

Communications with the Board of Directors

     Stockholders who wish to communicate with the Board of Directors, or individual directors, may send correspondence to them in care of the Secretary of the Company at the Company’s principal executive offices located at 17075 Newhope Street, Suite A, Fountain Valley, California 92708. Currently, the Secretary does not screen this correspondence to determine which communications will be relayed to Board members, but a majority of the independent directors may change this policy if they believe a change is necessary due to the nature and/or volume of the correspondence.

Executive Officers

     Certain information concerning the Company’s other executive officers, in addition to Mr. Knapp, is set forth below:

Name	Age	Position with the Company

Greg Freeze	44	Chief Operating Officer
Paul Caceres	43	Chief Financial Officer and Chief Accounting Officer

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     Greg Freeze is the Chief Operating Officer of the Company, hired in 1998 as Vice President of Software Support. Prior to joining the Company, Greg held numerous positions in several software companies including Ultimate Southern California, Legal Management Systems (1988-1995), and DataWorks (1995-1998). Positions held included: programmer/analyst; senior programmer analyst; classroom training manager; telemarketing manager; account executive; marketing manager and vice president. Mr. Freeze holds a bachelor’s degree in Business Administration and a master’s degree in International Business from California State University, Fullerton. He also holds the CPIM title awarded by the American Production and Inventory Control Society.

     Paul Caceres has been the Chief Financial Officer and Chief Accounting Officer of the Company since July 1987. Mr. Caceres is a Certified Public Accountant, licensed in the state of California. He received a bachelor’s degree in business administration from the University of Southern California.

     Subject to employment agreements of Mr. Caceres and Mr. Knapp described elsewhere in this proxy statement, officers serve at the discretion of the Board of Directors.

Code of Ethics

     We have adopted a code of ethics that applies to our chief executive officer, chief financial officer and all other members of our finance department. This code of ethics is publicly available on our website at www.camcommerce.com. If we make any substantive amendment to our code of ethics or grant any waiver from a provision of the code of ethics to our chief executive officer or chief financial officer, including an implicit waiver, we intend to satisfy the information disclosure requirements under Item 10 of Form 8-K regarding such amendment or waiver by posting such information on our website.

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Report of the Audit Committee

     The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the Company’s internal controls, and the audit process. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The discussions included the quality, not just the acceptability of the accounting principles utilized, the reasonableness of significant accounting judgments, and clarity of disclosure.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.61 (Communication with Audit Committees). Also, the Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Additionally, the Audit Committees considered whether the independent auditors’ provision of non-audit related tax work is compatible with the auditors’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended September 30, 2003, for filing with the Securities and Exchange Commission.

     Submitted by the Audit Committee

Walter Straub David Frosh Donald Clark

Audit Fees

     The aggregate fees billed to the Company for fiscal 2002 and 2003 by Ernst & Young LLP were as follows:

		% Pre-Approved by			% Pre-Approved by
	Fiscal 2002	Audit Committee	Fiscal 2003		Audit Committee

Audit Fees*	$65,000	82%	$74,060		81%
Audit-Related Fees	$0	—	$45,100	**	100%
Tax Fees	$0	—	$0		—
All Other Fees	$0	—	$0		—

*	Includes annual audit and quarterly reviews.

**	Fees for work related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act.

Audit Committee Pre-Approval Policies

     Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, we will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee no later than at it’s next scheduled meeting.

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SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of January 31, 2004, certain information regarding ownership of the Company’s Common Stock by (i) each person that the Company knows is the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) each director, nominee and executive officer of the Company who owns Common Stock and (iii) all directors and officers as a group.

		Shares Beneficially Owned

	Name and Address of	Amount & Nature of
Title of Class	Beneficial Owner(1)	Beneficial Owner(2)	Percentage of Class(3)

Common Stock	Geoffrey Knapp	495,000	13.2%
Common Stock	Paul Caceres	50,000	1.3%
Common Stock	Walter Straub	122,000	3.3%
Common Stock	David Frosh	34,000	*
Common Stock	Donald Clark	11,000	*
Common Stock	Greg Freeze	16,000	*
Common Stock	All Directors and Officers as a Group (of 6 persons)	728,000	19.4%

*	less than 1%

(1)	The address of each beneficial owner is in care of CAM Commerce Solutions, Inc., 17075 Newhope Street, Fountain Valley, California 92708.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable, or will become exercisable within 60 days from the date hereof, are deemed outstanding. The total amount of these shares with respect to which all of the above have rights to acquire beneficial ownership in sixty (60) days are as follows: Geoffrey Knapp 66,000; Paul Caceres 35,000; Walter Straub 74,000; David Frosh 34,000; Donald Clark 11,000; and Greg Freeze 16,000. To the knowledge of the Company, each person named in the table has the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person or entity.

(3)	The percentage of ownership of the class of voting securities in the above table has been calculated by dividing (i) the aggregate number of shares of such class actually owned plus all shares of such class which may be deemed to be “beneficially owned,” by (ii) the number of shares of such class actually outstanding plus the number of shares of such class such “beneficial owner” may be deemed to “beneficially own” assuming no other acquisitions of shares of such class through the exercise of any option, warrant or right by any other person.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company, the Company believes all Section 16(a) filing requirements applicable to all such persons were complied with during the fiscal year covered by this report, except that Greg Freeze, Chief Operating Officer, inadvertently filed a Form 4 related to the issuance of stock options one day late.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     During the 2003 fiscal year, the non-employee directors were each granted options to purchase 7,500 shares of common stock at an exercise price of $4.21 per share, which represents fair market value on the date of grant. The non-employee directors are Walter Straub, David Frosh, and Donald Clark. These directors were also reimbursed for their expenses in attending meetings of the Board of Directors.

Compensation of Officers

     The following table sets forth information concerning compensation paid by the Company for services rendered to the Company during fiscal year ended September 30, 2003, and the prior two fiscal years, to the Company’s Chief Executive Officer and each additional executive officer whose total compensation exceeded $100,000 (each “Named Executive Officer”):

Summary Compensation Table

Long-Term
		Annual Compensation			Compensation

Awards

Securities
Name and					Underlying	(2)
Principal			(1)	Other Annual	Options/	All Other
Position	Year	Salary	Bonus	Compensation	SARs (#)	Compensation

Geoffrey Knapp Chairman of the Board and CEO	2003 2002 2001	$252,000 $252,000 $266,000	$— $— $—	— — —	0 0 0	$ 0 $ 0 $2,000

Paul Caceres CFO and CAO	2003 2002 2001	$155,000 $155,000 $141,000	$— $— $—	— — —	5,000 0 15,000	$ 0 $ 0 $5,000

Greg Freeze Chief Operating Officer(3)	2003 2002 2001	$104,000 $103,000 $ 96,000	$— $— $—	— — —	5,000 0 15,000	$ 0 $ 0 $ 0

(1)	Bonuses paid to the Named Executive Officers are pursuant to annual incentive compensation programs established each year for selected employees of the Company, including the Company’s executive officers. Under this program, performance goals, relating to such matters as sales growth, gross profit margin and net income as a percentage of sales and individual efforts were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Company and the individual achieved or exceeded the performance goals. No bonuses were paid in fiscal years 2001 to 2003, because the net income goals were not met.

(2)	All other compensation consists of interest on employee notes payable to the Company and the amortization of the notes that was declared compensation during the year.

(3)	Mr. Freeze was promoted to Chief Operating Officer in fiscal 2001.

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Stock Options Granted and Exercised During 2003

OPTION GRANTS IN FISCAL YEAR 2003 — INDIVIDUAL GRANTS

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Shares Underlying	% of Total	Exercise or Base		Price Appreciation
	Options Granted	Options Granted to	Price ($/share)		for Option Term
Name	Number(1)	Employees in 2003	(2)	Expiration Date	5%($)/10%($)

Geoffrey Knapp	—	—	—	—	—
Greg Freeze	5,000	6%	$4.98	8/20/13	$16,000/$40,000
Paul Caceres	5,000	6%	$4.98	8/20/13	$16,000/$40,000

(1)	Options granted in fiscal 2003 vest over a four year period.

(2)	The exercise price was equal to the market price on the date of grant.

     The following table sets forth certain information concerning options exercised by the Named Executive Officers during the fiscal year covered by this report, and outstanding options at the end of such year held by the Named Executive Officers.

AGGREGATE OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

Value of Unexercised
			Number of Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired on	Value (1)	Sept. 30, 2003	Sept. 30, 2003
Name	Exercise	Realized	Exercisable /Unexercisable	Exercisable/Unexercisable

Geoff Knapp	50,000	$115,000	60,000/10,000	$53,000/$3,000
Greg Freeze	—	—	14,000/11,000	$33,000/$14,000
Paul Caceres	—	—	46,000/14,000	$98,000/$18,000

(1)	Market value of the underlying securities at the exercise date minus the exercise price of the options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since 1997, the Company has leased an 11,000 square foot building in Henderson, Nevada from the Chief Executive Officer of the Company, Geoffrey Knapp. The Company paid $150,000 in lease payments to Mr. Knapp during the fiscal year ended September 30, 2003. Management believes that the terms of this lease are at least as favorable as those that could be obtained from an unaffiliated third party.

EMPLOYMENT AGREEMENTS

     In 1996, the Company entered into employment agreements with Geoffrey Knapp, Chief Executive Officer, and Paul Caceres, Chief Financial Officer. The agreements call for the officers to serve in their respective executive positions for 12 month terms and renew automatically on an annual basis. The agreement’s terms currently include a minimum annual base salary of $250,000 for Mr. Knapp and $154,000 for Mr. Caceres. The agreements also include a provision for annual bonus to be paid based on achieving annual performance goals.

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CHANGE IN CONTROL AGREEMENTS

     The Company has change in control agreements in place with Geoffrey Knapp, Chief Executive Officer, and Paul Caceres, Chief Financial Officer. The agreements call for the officers’ position, duties, title, authority and responsibilities to be at least commensurate with those held prior to any change in control. If the executive is terminated without cause after the change in control, the officer will receive payments equal to 299% of their base salary and bonus based on the executive’s compensation from prior year. The term of the agreement is for 12 month terms and renews on an annual basis.

REPORT OF COMPENSATION COMMITTEE

TO: THE BOARD OF DIRECTORS

As members of the Compensation Committee, it is our duty to review and recommend the compensation levels for members of the Company’s management, evaluate the performance of management and administer the Company’s various incentive plans. This Committee has reviewed in detail the Compensation of the Company’s three executive officers. In the opinion of the Committee, the compensation of the three executive officers of the Company is reasonable in view of its performance and the respective contributions of such officers to the Company’s performance.

In determining the management compensation, this Committee compares the compensation paid to management to the level and structure of compensation paid to management of competing companies. Additionally, the Committee considers the sales and earnings performance of the Company compared to competing and similarly situated companies. The Committee also takes into account such relevant external factors as general economic conditions, geographic market of work place, stock price performance and stock market prices.

Management compensation is designed to be comprised of 70% to 80% of fixed salary, and 20% to 30% variable compensation based on performance factors. Stock options are granted at the discretion of the Board of Directors, and there is no set minimum or maximum amount of options that can be issued. Performance factors that determine management compensation are sales, net income of the Company, and individual performance. Due to the Company’s inability to achieve net income goals in fiscal 2003, no bonuses were awarded to the Chief Executive officer or any other executive officer.

The committee examines compilations of executive compensation such as various industry compensation surveys for middle market companies. In 2003, the compensation for the Chief Executive Officer and the other executive officers was comparable to other Chief Executive Officers and executive offices of middle market companies in related industries.

Compensation Committee

Walter Straub, Donald Clark, and David Frosh December 1, 2003

     The Report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates the report by reference.

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Stock Price Performance Graph

     The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Composite Stock Market Index and the NASDAQ Computer and Data Processing Services Index, during the period commencing on September 30, 1998 and ending on September 30 2003. The comparison assumes $100 was invested on September 30, 1998 in each of the Common stock, the NASDAQ Stock Market Composite Index, and the NASDAQ Computer and Data Processing Services Stock Index and assumes the reinvestment of all dividends, if any.

THE STOCK PRICE PERFORMANCE GRAPH IS PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

     The Stock Price Performance Graph will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Act of 1934, except to the extent the Company specifically incorporates the report by reference.

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PROPOSAL 2: CONFIRMATION OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Ernst & Young LLP as the independent auditors for the Company for the 2004 fiscal year. Ernst & Young LLP has been the independent auditors of the Company for many years.

     Although shareholder ratification is not required, the appointment of Ernst & Young LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the appointment is not ratified, the Audit Committee will consider the engagement of other independent accountants. Even if the appointment is ratified, the Audit Committee may terminate Ernst & Young LLP’s engagement as the Company’s independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination appropriate.

Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.

Recommendation

     The Board of Directors unanimously recommends that the Company’s stockholders vote FOR ratification of Ernst & Young LLP as independent auditors for the 2004 fiscal year.

PROPOSAL 3: AMENDMENT TO 2000 STOCK OPTION PLAN

     Stockholders are being asked to consider and vote upon a proposal to amend the Company’s 2000 Stock Option Plan (the “2000 Plan”) to increase from 500,000 to 750,000 the number of shares of the Company’s common stock for which options may be granted to directors, officers and employees of, and consultants to, the Company. As of the date of this Proxy Statement, only 55,000 shares of common stock remained available for the grant of options under the 2000 Plan. The Board of Directors believes it is imperative that the number of shares available under the 2000 Plan be increased so that the Company can continue to grant options (i) to existing officers and other key employees of the Company as incentives to remain with, and increase their efforts on behalf of, the Company, (ii) to non-employee directors, consultants and others expected to provide significant services to the Company, and (iii) as a means of attracting new employees. Based upon the rate at which options have historically been granted, the Board of Directors estimates that, unless the proposed amendment is adopted, the 2000 Plan will exhaust the number of options that may be granted under it within the next six months. Accordingly, on November 19, 2003, the Company’s Board of Directors unanimously approved an amendment to the 2000 Plan to increase by 250,000 the number of shares of the Company’s common stock available for the grant of options hereunder, and directed that this amendment to the 2000 Plan be submitted to the Company’s stockholders at the Annual Meeting for their approval.

The following table sets forth the number of shares to be issued upon exercise of outstanding options, the weighted- average exercise price of such options, and the number of shares remaining available for issuance under both the 2000 Plan and the Company’s predecessor stock option plan as of the end of the Company’s most recently completed fiscal year.

(c)
Number of
securities
	(a)		remaining available
	Number of		for future issuance
	securities to be	(b)	under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants,	options, warrants,	reflected in column
Plan Category	and rights	and rights	(a))
Equity compensation plans approved by security holders: 1993 Stock Option Plan	562,000	$3.89	0

Equity compensation plans not approved by security holders: 2000 Stock Option Plan	411,000	$4.46	74,000

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Description of the Plan

     The following description of the 2000 Plan as amended by the proposed amendment is only a summary of the principle terms of the 2000 Plan, does not purport to be complete, and reference is made to the 2000 Plan which sets forth in detail all of the terms and conditions upon which options can be granted thereunder. A complete copy of the 2000 Plan, as amended, will be provided without charge to any stockholder to whom this Notice of Annual Meeting and Proxy Statement is being sent, upon written request by such stockholder addressed to Corporate Secretary, CAM Commerce Solutions, Inc., 17075 Newhope Street Suite A, Fountain Valley, California 92708.

     The 2000 Plan is administered by an option committee consisting of all the independent members of the Board of Directors (the “Committee”). The Committee has the authority to select the persons to receive options granted under the 2000 Plan, the extent of their participation, and the terms and conditions of each option, subject to certain limitations set forth in the 2000 Plan. Full and part time employees, officers, non-employee directors, consultants, major vendors, and others expected to provide significant services to the Company may be granted non-statutory options under the 2000 Plan. The Company presently employs approximately 170 persons on a full-time basis, all of whom except for the members of the Committee are eligible for the selection as participants in the 2000 Plan. Each member of the Committee automatically receives an option for 7,500 shares of common stock of the Company at a price equal to the fair market value of the stock on the date of their election or re-election to the Board of Directors.

     Options are granted under the 2000 Plan at an exercise price of not less than 100% of fair market value on the date of grant. Such options will become exercisable in accordance with the terms of the grant made by the Committee, as set forth in a written stock option agreement to be entered into by all participants receiving options granted under the 2000 Plan. The Board or the Committee has discretionary authority to select participants from among eligible persons and to determine at the time an option is granted, when and in what increments shares covered by the option may be purchased. Options may be granted on terms providing that they will be exercisable either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option. If an option granted under the 2000 Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 2000 Plan.

     If an optionee’s employment is terminated other than for cause (as defined in each option agreement), the employee will have the right to exercise his option to the extent then exercisable, at any time within a three (3) month period thereafter, to the extent he was entitled to exercise the option prior thereto. If an optionee dies while still employed, or within the period of time within twelve (12) months thereafter by his estate of the person or persons to whom his rights under the option passed by will or the laws of descent or distribution, but only to the extent such which options may be exercised. Options granted under the 2000 Plan will not be transferable except by will and the laws of descent and distribution. During the life of the person to whom the option is granted, that person alone may exercise it.

     The Committee may, without affecting any outstanding options, from time to time revise or amend the 2000 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may either increase the number of shares subject to the 2000 Plan (with the exception of adjustments resulting from changes in capitalization) or change the class of participants eligible to receive options granted under the 2000 Plan without stockholder approval.

     In the event that the Company should elect to dissolve, merge or consolidate with any other corporation, sell substantially all of its assets to another person or entity, or enter into any other reorganization in a transaction which the company is not the surviving corporation, the date of exercisability of each option outstanding under the 2000 Plan will be accelerated to date prior to such transaction unless provision is made in connection with such transaction for the option or substitution of new options with appropriate adjustments by the surviving corporation.

     Options granted under the 2000 Plan are exclusively “non-statutory options” that do not qualify as “incentive stock options” under Section 422A of the Internal Revenue Service Code of 1986. At the time of the grant of an option under the 2000 Plan, the optionee will recognize no taxable income, and the Company will not be entitled to a deduction, as long as such options are not actively traded on an established market and their fair market value cannot otherwise be measured with reasonable accuracy. However, upon the exercise of an option the optionee will recognize taxable income in the amount by which the then fair market value of the shares of the Company’s common stock acquired upon exercise exceeds the aggregate exercise price, with the Company being entitled to a compensation deduction for federal income tax purposes in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee.

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     Upon subsequent disposition of shares of common stock acquired upon exercise of an option, the optionee will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the basis for the shares (the basis being equal to the sum of the price paid for the shares upon exercise and the amount of ordinary income recognized on account thereof), provided that the shares were held as a capital asset. Any capital gain or loss to the optionee will be characterized as long or short term, depending upon whether the holding period for long-term capital gain treatment has been met.

Recommendation

     The Company’s Board of Directors has unanimously recommended that the Company’s stockholders vote FOR approval of the amendment to the 2000 Plan.

OTHER BUSINESS

     The Board of Directors knows of no matters other than those described herein, which are to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

ANNUAL REPORTS

     The Company’s 2003 Annual Report to Stockholders, which includes audited financial statements for the Company’s fiscal year ended September 30, 2003, will accompany this proxy statement being mailed to stockholders of record on March 15, 2004. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and any amendments thereto, is available without charge to any stockholder of the Company upon written request to CAM Commerce Solutions, Inc., 17075 Newhope Street, Suite A, Fountain Valley, California 92708, Attention: Finance Department.

SUBMISSION OF STOCKHOLDERS PROPOSALS

     Stockholders of the Corporation wishing to include proposals to be put before the stockholders at the Annual Meeting of Stockholders of the Company to be held in 2005, must submit the same in writing so as to be received at the executive offices of the Company on or before November 12, 2004. Such proposals must also meet the other requirements of the rules of Securities and Exchange Commission relating to stockholders’ proposals. Proposals should be addressed to the Chief Financial Officer of the Company.

BY ORDER OF THE BOARD OF DIRECTORS:

Geoffrey D. Knapp
Secretary

Dated: March 15, 2004 at Fountain Valley, California

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APPENDIX A

CAM COMMERCE SOLUTIONS, INC.

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom shall meet the standards for “independence” set for in applicable NASDAQ and Securities and Exchange Commission rules and regulations. No committee member may have participated in the preparation of the financial statements of the Company (or any current subsidiary) at any time during the three years prior to their then current year of service. All committee members shall be able to read and understand fundamental financial statements, including a company balance sheet, income statement, and cash flow statement. At least one committee member must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain counsel, or other experts for this purpose.

Responsibilities and Policy

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business practices, and ethical behavior.

The following shall be the principal recurring process of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

•	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The committee shall be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent auditors employed to conduct the audit (including resolution of disagreements between the independent auditors and management regarding financial reporting) or other audit, review or attest services. The independent auditors shall report directly to the committee. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

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•	The committee shall discuss with the independent auditors the overall scope and plans of their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted accounting standards. The chair of the committee may represent the entire committee for the purposes of this review.

•	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

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APPENDIX B

CAM Commerce Solutions, Inc.

Nominating Committee Charter

PURPOSE

The purpose of the Nominating Committee is to identify, evaluate and recommend to the Board of Directors, director nominees for election at the annual shareholders meeting.

COMPOSITION

•	The Nominating Committee will be composed entirely of members of the Board of Directors who satisfy the definition of “independent” under the listing standards of the NASDAQ Stock Market.

•	Committee members will be appointed by the Board and may be removed by the Board in its discretion.

•	The Chair of the Committee will be designated by the Board, provided that if the Board does not designate a Chair, the members of the Committee may designate a Chair by majority vote.

RESPONSIBILITIES

The Nominating Committee will:

•	Identify and evaluate the suitability of potential director nominees using criteria approved by the Board of Directors.

•	Review the overall service of incumbent directors whose terms are set to expire, including the number of meetings attended, level of participation, quality of performance and any transactions such directors had with the Company during their term of office.

•	Determine whether a potential nominee must be “independent” under the listing standards of the NASDAQ Stock Market, and, if so, if the potential nominee meets those standards.

•	Initiate a search for potential nominees, if deemed necessary, using its network of contacts and seeking input from the Board of Directors and the Company’s Chief Executive Officer. The Committee may also engage, if it deems appropriate, a professional search firm.

•	Make a determination that each potential nominee meets the following minimum qualifications:

•	Able to read and understand financial statements.

•	Over 21 years of age.

•	Background and experience in business which may include finance, marketing, retail or wholesale operations, or other fields which will complement the talents of other Board members. Experience in any one of the enumerated fields may be sufficient.

•	Willing and able to take the time to actively participate in Board and committee meetings and related activities.

•	A reputation for honesty and integrity.

•	Consider director nominees recommended by shareholders that have followed the procedures set forth in the Company’s proxy statement for making such recommendations. In evaluating shareholder recommended nominees, the Committee will utilize the same criteria set forth above.

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•	Conduct appropriate inquiries into the backgrounds of potential nominees. The Committee may engage the services of outside investigators to conduct such inquiries.

•	In the case of new candidates, initiate contact and arrange and conduct interviews. The Chief Executive Officer of the Company and Chairman of the Board of Directors may also interview new candidates.

•	Recommend for approval by the Board of Directors a slate of director nominees approved by a majority of the members of the Committee.

In conducting its activities, the Committee will regularly consult with the Chief Executive Officer and other members of the Board of Directors to assure that the Committee’s actions and decisions are consistent with maintaining a sound relationship between the Board of Directors and management, and among the directors.

MEETINGS

The Committee shall meet as often as its members deem necessary to perform the Committee’s responsibilities. The Committee may invite to its meetings any officer, director, member of senior management of the Company or such other persons as it deems appropriate to carry out its responsibilities. All meetings of the Committee may be held telephonically and the Committee may act by written consent in lieu of a meeting.

The Chair shall cause minutes of each meeting of the Committee to be maintained and shall report the activities of the Committee to the Board of Directors on a current basis. Minutes of each Committee meeting shall be distributed to the Board of Directors.

ADMINISTRATIVE

This charter is subject to modification and interpretation by the Board of Directors.

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EXHIBIT 13(a)

Letter to Shareholders

Dear Shareholder,

In 2003, we put our company in a position to succeed in the poor market conditions we have experienced over the past three years. With our fiscal fourth quarter results, we saw tangible proof that our focus on building high margin recurring revenues and “right sizing” our systems business to the current market conditions was paying off. We earned a 5% net profit margin on lower overall revenues in the fourth quarter. Our X-Charge payment processing revenues more than doubled over the prior year and in each quarter of 2003.

Let me review for you our revenue sources: System Sales, and Service Contracts, X-Charge Payment Processing Services.

System Sales

The sale of software, hardware, installation and training to retailers wanting to implement point of sale, inventory control and accounting systems has been our core market for over 20 years. This market has been difficult since the boom period of 1999 caused by the Y2K phenomena. The difficult market conditions have been exacerbated by new competitors in the market place fighting for an overall market that has not been growing and may even be shrinking. The market has never been as large as many outside have viewed it and this includes the revolving door of new entrants into the market, who usually mistakenly view the retail market as one big market when it is in fact many small market segments. This fragmentation, while making it difficult to grow, also makes the market defensible for us as we have many niches that are not easily captured by a new competitor. Having said all of this, we do have more reasons than at any time in the past three years to be optimistic that we can begin to grow again on this side of the business. New product releases have helped us expand our market opportunities and we are getting more customer referrals than ever before from our large customer base. The flow of sales leads is also up due to more focused marketing efforts.

Systems are the “razor” that drive the sales of the more profitable “razor blades” such as X-Charge and Service. Our goal is to get to the point where we can make a profit on the sale of the razors, which we are not currently doing. The profit being generated on the X-Charge and service side has largely been offset by the losses on the system side. We reduced fixed expenses in the last half of 2003 to help bring this into line. With a small increase in system sales, we could achieve our goal of profitability in this area in 2004 and beyond.

Service

Our service revenue is made up of two components; X-Charge payment processing services, and contract service revenue for our point of sale systems. Our customers who use our systems have the option of obtaining a service agreement which allows them to call in 7 days a week and get help with their systems. It also entitles them to new software enhancements as they become available, which keeps their system current. This part of our business is going well. Customer satisfaction scores based on surveys are near or at historical highs in all areas. Contract revenue is generally flat to slight growth. This division has been and continues to be nicely profitable.

Our goal for 2004 is to bring customer satisfaction levels to new highs and to improve our level of profitability. We would not be willing to sacrifice our goal of achieving record levels of customer satisfaction for an improved bottom line, so the key is to accomplish both! Growth in service revenues is largely related to system sales.

X-Charge Payment Processing Services

Four years ago we decided to get into the business of providing integrated credit card processing software and services for our customers. We didn’t begin actively offering the software and related service to the market until early 2001. X-Charge is currently the most profitable part of our business and growth is strong. We have many reasons to be optimistic about this business. Reseller activity now represents about a third of new end-user sign-ups for X-Charge payment processing services and this part of the business has significant growth potential. Interest has been very high from prospective resellers, but there is a meaningful time line to get a new reseller productive, so this will take time to grow.

New X-Charge Offerings — In October of 2003, we brought live our first “Gift Card” customer. This project took significantly longer than expected but we are now in a position to offer integrated Gift Card processing with all our product lines. There is a strong demand for this new X-Charge option from our customer base. We provide a transaction based service as well as supplying the Gift Cards to the retailers. The key is that gift card processing is “integrated” with our point of sale systems, similar to what we have done so successfully with credit card processing; retailers can now issue and redeem gift cards as a part of their regular transactions without the need for separate equipment or services.

Another key new component to X-Charge just being released is our debit card, pin pad, and signature capture option. This allows retailers using X-Charge to take debit cards directly, without going through the more costly Visa/Master Card network when they take a debit card. In order to do this they need an integrated pin pad device, which we are now offering with the necessary software. In addition,

Letter to Shareholders cont.

the new pin pad can come with a signature capture option which allows the retailer to electronically capture and store the customer’s signature for fast retrieval in the event of a disputed charge. This new option is expected to drive hardware sales of the pin pad-capture devices and to boost the overall adoption rate of X-Charge as the savings realized by retailers on the debit card side are a powerful incentive to adopt X-Charge. And, of course, the key is that it is all tightly integrated with their point of sale system.

Our goal for 2004 is to more than double the monthly sign-up rate for X-Charge through the programs already in place and to gain significant market penetration within our customer base with our Gift Card and Debit Card offerings.

Looking Back

When you adjust for the sales of our Access division which was sold in May of 2002, we actually had a very small increase in sales, year over year. System sales declined, but X-Charge and service revenues increased. X-Charge revenues are much higher margin than system sales. We just about broke even for the year ($134,000 loss), yet we grew cash and investments by $1.8 million in fiscal year 2003, from $10.6 million to $12.4 million. We made a profit the last two quarters of the year and margins improved throughout the year. We had meaningful improvements in our operating results in 2003 over 2002. Our stock price increased 60% in fiscal 2003. So while I am not yet ready to write home about our results, I am optimistic that in the not-too-distant future I may get this opportunity! And I can tell you that nothing would be more gratifying!

Looking Forward

We are for the most part where we expected to be when I looked forward a year ago. The market hasn’t improved, but our business has. We have stayed on plan and we are increasingly seeing the benefits of our hard work. It is possible that we could see further difficulty in our market, but it seems to have bottomed out and we are hearing more talk from our customers of improving market conditions. It is my expectation that this year will show the continuation of the trend that is evident in the 2003 results and that performance will be improved. Certainly there are no guarantees, but we have fundamental and sound reasons when we look at our business to expect meaningful improvements on a go-forward basis.

X-Charge should be the profit-driver in 2004. Any improvement in system sales should also have a positive impact on results. Until we actually see this market turn around in the form of actual orders we will assume the challenging conditions will continue. It is currently my expectation that 2004 system sales will be the same to slightly up from 2003. Service should be similar as well. In the past, we had to have a very strong system sales quarter to make a small profit. Now we believe we can make that same profit on historically weak system sales, provided X-Charge results continue as forecasted. This is why growing X-Charge faster and improving system sales are our two primary goals for 2004.

I would like to take this opportunity to thank all of our supporters. It is my number one goal to see that you are rewarded with a continually improving share price that is bottom line results driven.

Best Regards,

/s/ Geoff Knapp

Geoff Knapp
CEO & Chairman
CAM Commerce Solutions

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS (ALL FIGURES IN THOUSANDS)

Cautionary Statement

You should read the following discussion and analysis with our Audited Consolidated Financial Statements and related Notes thereto contained elsewhere in this Report. CAM Commerce Solutions (the Company) urges you to carefully review and consider the various disclosures made in this report and in our other reports filed with the Securities and Exchange Commission.

The section entitled “Risk Factors” set forth in the Company’s Form 10-K, and similar discussions in the Company’s other SEC filings, discuss some of the important risk factors that may affect the business, results of operations and financial condition. You should carefully consider those risks, in addition to the other information in this Report and in our other filings with the SEC, before deciding to purchase, hold or sell our common stock.

All statements included or incorporated by reference in this Report, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be subject to the safe harbor provisions of such act. Examples of forward-looking statements include, but are not limited to, competition, market conditions, new products, reseller program, new system sales, statements concerning projected revenue, expenses, gross profit, gross margin and income, our accounting estimates, assumptions and judgments, the impact of our adoption of new rules on accounting for goodwill and other intangible assets, the effectiveness of our expense and cost control and reduction efforts, the market acceptance and performance of our products, implications of our lengthy sales cycle, the competitive nature in our markets, and our future capital requirements. These forward-looking statements are based on our current expectation, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” similar expressions, and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date of this Report and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, some of which are set forth in “Risk Factors,” in the Company’s Form 10-K. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS (ALL FIGURES IN THOUSANDS)

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of net revenue and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, goodwill and intangible asset valuations, deferred income tax asset valuation allowances, and other contingencies. The estimates and assumptions are based on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

We believe the following critical accounting policies require the Company to make significant judgments and estimates in the preparation of the consolidated financial statements:

Revenue Recognition

The Company’s revenue recognition policy is significant because revenue is a key component of results of operations. In addition, revenue recognition determines the timing of certain expenses such as commissions. Specific guidelines are followed to measure revenue, although certain judgments affect the application of our revenue policy. We recognize revenue in accordance with Statement of Position 97-2 (SOP 97-2), “Software Revenue Recognition”, as amended and interpreted by Statement of Position 98-9, “Modification of SOP 97-2, Software Revenue Recognition with respect to certain transactions”, and Staff Accounting Bulletin No. 101 (SAB 101) “Revenue Recognition in Financial Statements”. SAB 101 provides further interpretive guidance for public companies on the recognition, presentation, and disclosure of revenue in financial statements.

The Company derives revenue from the sale of computer hardware, licensing of computer software, post contract support (PCS), installation and training services, and payment processing services. System revenue from hardware sales and software licensing is recognized when a system purchase agreement has been signed, the hardware and software has been shipped, there are no uncertainties surrounding product acceptance, the pricing is fixed and determinable, and collection is considered probable. If a sales transaction contains an undelivered element, the vendor-specific objective evidence (VSOE) of fair value of the undelivered element is deferred and the revenue recognized once the element is delivered. The undelivered elements are primarily installation and training services. Revenue related to these services are deferred and recognized when the services have been provided. VSOE of fair value for installation and training services are based upon standard rates charged since those services are always sold separately. Installation and training services are separately priced, are generally available from other suppliers and not essential to the functionality of the software products. Payments for our hardware and software are typically due with an initial deposit payment upon signing the system purchase agreement, with the balance upon delivery, although established relationship customers in good credit standing receive thirty day payment terms. VSOE of fair value for PCS is the price the customer is required to pay since it is sold separately. PCS services are billed on a monthly basis and recorded as revenue in the applicable month, or on an annual basis with the revenue being deferred and recognized ratably over the support period. Payment processing revenue is recognized in the period the service is performed and is paid to the Company on a monthly basis. If an arrangement includes multiple elements, the fees are allocated to the various elements based upon VSOE of fair value, as described above.

Receivables and Inventory

An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances could be required. The Company writes down inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs could be required.

Capitalized Software

The Company capitalizes costs incurred to develop new marketable software and enhance the Company’s existing systems software. Costs incurred in creating the software are charged to expense when incurred as research and development until technological feasibility has been established through the development of a detailed program design. Once technological feasibility has been established, software production costs are capitalized and reported at the lower of amortized cost or net realizable value.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS (ALL FIGURES IN THOUSANDS)

Goodwill and Purchased Intangible Assets

The purchase method of accounting for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the fair value of the net tangible and intangible assets acquired. Goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. The amounts and useful lives assigned to intangible assets impact future amortization. If the assumptions and estimates used to allocate the purchase price change in the future, purchase price adjustments or future asset impairment charges could be required.

Impairment of Goodwill and Other Intangible Assets

The value of our intangible assets could be impacted by future adverse changes such as (i) any future declines in our operating results, (ii) any failure to meet our future performance projections (iii) an increase in severity of the recent economic slowdown. The Company evaluates these assets used in operations on an annual basis or more frequently if indicators of impairment exist. An annual impairment review will be performed during the fourth quarter of each year or more frequently if indicators of Impairment exist. In the process of the annual impairment review, the Company will use the income approach methodology of valuation that includes the discounted cash flow method as well as other generally accepted valuation methodologies to determine the fair value of our assets. Significant management judgment is required in the forecast of future operating results that are used in the discounted cash flow method of valuation. The estimates used are consistent with the plans and estimates that the Company uses to manage the business. It is reasonably possible, however, that certain of our products will not gain or maintain market acceptance, which could result in estimates of anticipated future net revenue differing materially from those used to assess the recoverability of these assets. In that event, revenue and costs forecasts would not be achieved, and the Company could incur additional impairment charges.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS (ALL FIGURES IN THOUSANDS)

Results of Operations

Fiscal 2003 Compared with Fiscal 2002

Net Revenues

Net revenues for the year ended September 30,2003 decreased 2% to $20.1 million, consisting of a 7% decrease in system revenues, and a 10% increase in service revenues compared to the year ended September 30,2002. The decrease in system revenues was due to a decline in both new system sales and system upgrade sales. Poor economic conditions continue to have an effect on retailers’ willingness to invest in capital equipment. The increase in service revenues was related to X-Charge payment processing.

Gross Margin

Gross margin for the twelve months ended September 30, 2003 was 57% compared to 53% for the year ended September 30, 2002. Gross margin on system revenues for the fiscal year ended September 30, 2003 was 51% compared to 50% for the same period of 2002. The increase in gross margin for system revenues was a result of less price discounting given on sales and lower installation labor costs. Gross margin on service revenue for the year ended September 30, 2003 was 69% as compared to gross margin of 59% for the year ended September 30, 2002. The increase in gross margin for service revenue is related to the X-Charge recurring payment processing revenue, which yielded higher margins due to its lower incremental costs compared to other service revenue.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consists primarily of personnel related expenses including salaries, sales commissions and employee benefits, marketing, advertising and tradeshow expenses, facilities expense, telephone, travel, insurance, and depreciation expense. Selling, general and administrative expenses expressed as a percentage of net revenues increased to 51% for the year ended September 30, 2003 as compared to 49% for the same period of 2002. Selling, general and administrative expenses for the year ended September 30, 2003 totaled $10,255 as compared to $9,956 for the year ended September 30, 2002. The increase was related to the increase in commissions expense associated with a revised incentive plan.

Research and Development Expense

Research and development expense consists primarily of salaries and related costs of employees engaged in design, development, and quality assurance activities to develop new software products and to enhance exiting software products. Research and development expense for the year ended September 30,2003 totaled $1,648 compared to $1,804 for the year ended September 30, 2002. The decrease was due to lower costs to develop new marketable software and to enhance existing systems software in fiscal 2003, and reduced payroll costs.

Interest Income

Interest income reflects interest earned on average cash and cash equivalents and marketable available-for-sale debt securities. Interest income for the year ended September 30, 2003 was $280 or 1% of net revenue, an increase of $19 as compared with $261 or 1% of revenues for the year ended September 30, 2002. The increase resulted primarily from an increase in invested cash balances offset by lower yields.

Income Taxes

Income tax provision for state income taxes for the twelve months ended September 30, 2003 was $24 compared to $365 of income tax benefit during the year ended September 30, 2002.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS (ALL FIGURES IN THOUSANDS)

Results of Operations

Fiscal 2002 Compared with Fiscal 2001

Net Revenues

Net revenues for the year ended September 30, 2002 decreased 1% to $20.5 million, consisting of a 7% decrease in system revenues, and a 13% increase in service revenues compared to the year ended September 30, 2001. The decrease in system revenues was due to lower sales demand of new systems resulting from the more cautious attitude by retailers to purchase capital equipment following the September 11 events. The increase in service revenues was related to X-Charge payment processing revenue and the additional service revenues from the acquisition of the Addcash customer base.

Gross Margin

Gross margin for the twelve months ended September 30, 2002 was 53% compared to 49% for the year ended September 30,2001. Gross margin on system revenues for the fiscal year ended September 30, 2002 was 50% compared to 49% for the same period of 2001. The increase in gross margin for system revenues was a result of less price discounting. Gross margin on service revenue for the year ended September 30, 2002 was 59% as compared to gross margin of 50% for the year ended September 30, 2001. The increase in gross margin for service revenue is related to the X-Charge recurring payment processing revenue, which yielded higher margins due to a lower cost structure.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consists primarily of personnel related expenses including salaries, sales commissions and employee benefits, marketing, advertising and tradeshow expenses, facilities expense, telephone, travel, insurance, and depreciation expense. Selling, general and administrative expenses expressed as a percentage of net revenues decreased to 49% for the year ended September 30, 2002 as compared to 51% for the same period of 2001. Selling, general and administrative expenses for the year ended September 30, 2002 totaled $9,956 as compared to $10,663 for the year ended September 30, 2001. The decrease was related to the decrease in marketing expense, legal expense and telephone expense.

Research and Development Expense

Research and development expense consists primarily of salaries and related costs of employees engaged in design, development, and quality assurance activities to develop new software products and to enhance existing software products. Research and development expense for the year ended September 30, 2002 totaled $1,804 compared to $1,948 for the year ended September 30, 2001. The decrease was due to higher capitalization of costs to develop new marketable software and to enhance existing systems software, in conjunction with a decrease in payroll expense in fiscal 2002.

Impairment of Goodwill and Intangible Assets

During the quarter ended September 30,2002, the Company performed an assessment of the carrying values of intangible assets. Based on the evaluation, it was determined that goodwill related to the acquisition of assets from Addcash during the year was fully impaired. This resulted in an asset impairment charge of $135 for fiscal year 2002 compared to an asset impairment charge of $1,899 recorded in fiscal 2001 related to goodwill and other intangible assets from other various acquisitions.

Disposal of Assets

In May 2002, the Company completed the sale of assets of Access Retail Management consulting group for $800. The net gain from the sale of assets totaled $715. Revenue from Access consulting services represented 2% and 3% of total revenues for fiscal years ended September 30,2002 and 2001, respectively. The Company believes the sale of Access consulting will not have any significant impact on the business.

Interest Income

Interest income reflects interest earned on average cash and cash equivalents and marketable available for sale debt securities. Interest income for the year ended September 30, 2002 was $261 or 1% of net revenue, a decrease of $232 as compared with $493 or 2% of revenues for the year ended September 30, 2001. The decrease resulted primarily from an overall decline in interest rates in 2002 compared to 2001.

Income Taxes

Income tax benefit of $365 was recorded during the year ended September 30, 2002, primarily as a result of a recent tax law revision related to net loss carrybacks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS (ALL FIGURES IN THOUSANDS)

Liquidity and Capital Resources

The Company’s cash and cash equivalent plus marketable securities totaled $12,430 on September 30, 2003 compared to $10,612 on September 30, 2002. The Company generated $1,927 from operations in fiscal 2003 compared to $1,448 in fiscal 2002. The Company used $503 for the purchase of fixed assets and capitalized software in fiscal 2003 compared to $1,123 in fiscal 2002. The Company received $385 from the exercise of stock options in fiscal 2003.

The Company has no significant commitments for expenditures. Management believes the Company’s existing working capital, coupled with funds generated from the Company’s operations will be sufficient to fund its presently anticipated working capital requirements for the foreseeable future.

Inflation has had no significant impact on the Company’s operations.

Recently Issued Accounting Pronouncements

In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation No. 45, (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others,” which clarifies the requirement of Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” (SFAS No. 5), relating to a guarantor’s accounting for a disclosures of certain guarantee issues. FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of all of the obligations it has undertaken in issuing the guarantee, including its ongoing obligation to stand ready to perform over the term of the guarantee in the event specified triggering events or conditions occur. FIN 45 is effective for reporting periods ending after December 15, 2002. The adoption of FIN 45 did not have any material impact on our results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities”. FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company does not believe that the adoption of FIN 46 will have a material impact on its results of operations or financial position.

In December 2002, the FASB Issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” (SFAS No. 148) which is effective for fiscal years ending after December 15, 2002. SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123) to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation if a company elects to account for its equity awards under this method. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Principles Board Opinion No. 28, “Interim Financial Reporting”, to require disclosure effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income (loss) and net Income (loss) per share in both annual and interim financial statements. The Company follows the disclosure-only provisions of SFAS No. 123, as amended by SFAS No. 148, and, accordingly, accounts for its stock-based compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (SFAS No. 150). SFAS No. 150 requires certain financial instruments that embody obligations of the issuer, and which have characteristics of both liabilities and equity, to be classified as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The Company does not have any financial instruments, as defined in SFAS No. 150, that have characteristics of both liabilities and equity. The adoption of SFAS 150 did not have any material impact on our results of operations or financial position.

CONSOLIDATED BALANCE SHEETS (In thousands, except per share data)

	September 30,

	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$10,889	$9,093
Marketable available-for-sale securities	1,541	1,519
Accounts receivable, net of an allowance for doubtful accounts of $140 in 2003 and $125 in 2002	1,214	1,842
Inventories	272	324
Other current assets	102	146

Total current assets	14,018	12,924
Property and equipment, net	710	972
Intangible assets, net	908	1,177
Other assets	305	338

Total assets	$15,941	$15,411

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$518	$563
Accrued compensation and related expenses	687	547
Deferred service revenue and customer deposits	1,455	1,295
Other accrued liabilities	263	235

Total current liabilities	2,923	2,640
Long-term liabilities:
Note payable	—	13

Total liabilities	2,923	2,653
Commitments and contingencies (note 4)
Stockholders’ equity:
Common stock, $.001 par value, 12,000 shares authorized, 3,253 shares issued and outstanding in 2003 and 3,109 shares in 2002	3	3
Paid-in capital in excess of par value	14,271	13,886
Accumulated other comprehensive income	23	14
Accumulated deficit	(1,279)	(1,145)

Total stockholders’ equity	13,018	12,758

Total liabilities and stockholders’ equity	$15,941	$15,411

See accompanying notes.

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Years Ended September 30,

	2003	2002	2001

REVENUES
Net hardware, software and installation revenues	$13,072	$14,052	$15,096
Net service revenues	7,057	6,423	5,661

Total net revenues	20,129	20,475	20,757

COSTS AND EXPENSES
Cost of hardware, software and installation	6,459	6,987	7,754
Cost of service revenues	2,157	2,650	2,845

Total cost of revenues	8,616	9,637	10,599
Selling, general and administrative expenses	10,255	9,956	10,663
Research and development expenses	1,648	1,804	1,948
Asset impairment charge	—	135	1,899
Gain on disposal of assets	—	(715)	—
Interest income	(280)	(261)	(493)

Total costs and expenses	20,239	20,556	24,616

Loss before taxes	(110)	(81)	(3,859)
Provision (benefit) for income taxes	24	(365)	(161)

Net income (loss)	$(134)	$284	$(3,698)

Basic net income (loss) per share	$(0.04)	$0.09	$(1.22)

Diluted net income (loss) per share	$(0.04)	$0.09	$(1.22)

Shares used in computing basic net income (loss) per share	3,143	3,060	3,020

Shares used in computing diluted net income (loss) per share	3,143	3,189	3,020

See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Years Ended September 30,

	2003	2002	2001

Operating activities:
Net income (loss)	$(134)	$284	$(3,698)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,034	1,079	1,477
Asset impairment charge	—	135	1,899
Gain on disposal of assets	—	(715)	—
Provision for doubtful accounts	15	(125)	(60)
Changes in operating assets and liabilities:
Accounts receivable	613	545	(420)
Inventories	52	176	231
Other current assets	44	(22)	393
Other assets	33	79	(104)
Accounts payable	(45)	(170)	89
Accrued compensation and related expenses	140	25	45
Deferred service revenue and customer deposits	160	164	230
Other accrued liabilities	28	(20)	167
Note payable	(13)	13	—

Cash provided by operating activities	1,927	1,448	249

Investing activities:
Purchase of property and equipment	(202)	(732)	(439)
Capitalized software development costs	(301)	(391)	(239)
Purchase of marketable securities	(264)	(1,505)	—
Proceeds from maturity of marketable securities	251	—	—
Net proceeds from disposal of assets	—	720	—
Business acquisitions	—	(156)	(600)

Cash used in investing activities	(516)	(2,064)	(1,278)

Financing activities:
Proceeds from exercise of stock options	385	258	36

Cash provided by financing activities	385	258	36

Net increase (decrease) in cash and cash equivalents	1,796	(358)	(993)
Cash and cash equivalents at beginning of year	9,093	9,451	10,444

Cash and cash equivalents at end of year	$10,889	$9,093	$9,451

See accompanying notes.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEARS ENDED SEPTEMBER 30, 2003, 2002, AND 2001 (In thousands)

				Accumulated	Notes	Retained
	Common Stock		Paid-in Capital	Other	Receivable	Earnings
			in Excess of	Comprehensive	for Purchase of	(Accumulated
	Shares	Amount	Par Value	Income	Common Stock	Deficit)	Total

Balance at September 30, 2000	3,012	$3	$13,592	—	$(7)	$2,269	$15,857
Issuance of common stock upon exercise of stock options	11	—	36	—	—	—	36
Notes receivable write-off	—	—	—	—	7	—	7
Net and comprehensive loss	—	—	—	—	—	(3,698)	(3,698)

Balance at September 30, 2001	3,023	3	13,628	—	—	(1,429)	12,202
Issuance of common stock upon exercise of stock options	86	—	258	—	—	—	258
Net income	—	—	—	—	—	284	284
Other comprehensive income:
Unrealized gain on marketable securities	—	—	—	14	—	—	14

Comprehensive income							298

Balance at September 30, 2002	3,109	3	13,886	14	—	(1,145)	12,758
Issuance of common stock upon exercise of stock options	144	—	385	—	—	—	385
Net Income	—	—	—	—	—	(134)	(134)
Other comprehensive income:
Unrealized gain on marketable securities	—	—	—	9	—	—	9

Comprehensive income							(125)

Balance at September 30, 2003	3,253	$3	$14,271	$23	$—	$(1,279)	$13,018

See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 (In thousands, except per share data)

1. Summary of Significant Accounting Policies

Organization, Business, and Presentation

CAM Commerce Solutions Inc., (CAM or the Company), provides total commerce solutions for small to medium size, traditional and web retailers that are based on the Company’s open architecture software products for managing inventory, point of sale, sales transaction processing and accounting. In addition to software, these solutions often include hardware, Installation, training, service and payment processing services provided by the Company. The accompanying financial statements consolidate the accounts of the Company and its wholly-owned subsidiary. Effective April 1, 2001 CAM Commerce Solutions, Inc. dissolved Its wholly owned subsidiary Microbiz Corporation (“MicroBiz”) and have incorporated the product and operations into CAM. All significant intercompany balances and transactions have been eliminated.

Cash Equivalents

Cash equivalents represent highly liquid investments with original maturities of three months or less.

Marketable Securities

All investment securities are considered to be available-for-sale and are carried at fair value. Management determines classification at the time of purchase and re-evaluates its appropriateness at each balance sheet date. The Company’s marketable securities at September 30, 2003 consist of debt instruments that bear Interest at various rates and mature in fiscal year 2004. The gross unrealized gains on securities available-for-sale at September 30, 2003 and 2002 were $23 and $14, respectively. There were no realized gains (losses) for the twelve month periods ended September 30, 2003 and 2002, respectively.

Concentrations of Credit Risk

The Company sells its products primarily to small to medium size retailers. Credit is extended based on an evaluation of the customer’s financial condition and collateral is generally not required. Credit losses have traditionally been minimal and such losses have been within management’s expectations.

Inventories

Inventories are stated at the lower of cost determined on a first-in, first-out basis, or net realizable value, and are composed of finished goods electronic point of sale hardware and computer equipment used in the sale and service of the Company’s products.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, marketable securities, accounts receivable and accounts payable. The Company believes all of the financial instruments’ recorded values approximated their fair values at September 30, 2003 and 2002.

Property and Equipment

Property and equipment is stated at cost and is composed of the following:

	September 30,

	2003	2002

Computer equipment and furniture	$2,168	$2,008
Automobiles	38	82
Demonstration and loaner equipment	145	123

	2,351	2,213
Less accumulated depreciation	1,641	1,241

	$710	$972

Depreciation is provided on the straight-line method over the estimated useful lives (primarily three to five years) of the respective assets. Depreciation expense for the years ended September 30, 2003, 2002, and 2001 were $464, $544, and $618, respectively.

Long-Lived Assets

The Company records impairment losses on long-lived assets used In operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

In 2002, the Company adopted Statement of Financial Accounting Standards No. 141, “Business Combinations” (Statement 141), No. 142, “Goodwill and Other Intangible Assets” (Statement 142), and No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (Statement 144). Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but, instead, will be subject to annual impairment tests in accordance with Statement 142. Other intangible assets will continue to be amortized over their useful lives. In accordance with Statement 144, assets held for sale will be Included In discontinued operations if the operations and cash flows will be or have been eliminated from the ongoing operations of the entity and the entity will not have any significant continuing involvement in the operations of the components.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 (In thousands, except per share data)

During the quarter ended September 30, 2003, the Company performed a review for impairment of all long-lived assets. Based on its evaluation, the Company believes no impairment exists related to long-lived assets at September 30, 2003.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of net revenue and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowances for doubtful accounts, goodwill and intangible asset valuations, deferred income tax asset valuation allowances, and other contingencies. The estimates and assumptions are based on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Revenue Recognition Policy

The Company’s revenue recognition policy is significant because revenue is a key component of results of operations. In addition, revenue recognition determines the timing of certain expenses such as commissions. Specific guidelines are followed to measure revenue, although certain judgments affect the application of our revenue policy. We recognize revenue in accordance with Statement of Position 97-2 (SOP 97-2), “Software Revenue Recognition” as amended and interpreted by Statement of Position 98-9, “Modification of SOP 97-2, Software Revenue Recognition with respect to certain transactions” and Staff Accounting Bulletin No. 101 (SAB 101) “Revenue Recognition in Financial Statements” SAB 101 provides further interpretive guidance for public companies on the recognition, presentation, and disclosure of revenue in financial statements.

The Company derives revenue from the sale of computer hardware, licensing of computer software, post contract support (PCS), installation and training services, and payment processing services. System revenue from hardware sales and software licensing is recognized when a system purchase agreement has been signed, the hardware and software has been shipped, there are no uncertainties surrounding product acceptance, the pricing is fixed and determinable, and collection is considered probable. If a sales transaction contains an undelivered element, the vendor-specific objective evidence (VSOE) of fair value of the undelivered element is deferred and the revenue recognized once the element is delivered. The undelivered elements are primarily installation and training services. Revenue related to these services are deferred and recognized when the services have been provided. VSOE of fair value for installation and training services are based upon standard rates charged since those services are always sold separately. Installation and training services are separately priced, are generally available from other suppliers and not essential to the functionality of the software products. Payments for our hardware and software are typically due with an initial deposit payment upon signing the system purchase agreement, with the balance upon delivery, although established relationship customers in good credit standing receive thirty day payment terms. VSOE of fair value for PCS Is the price the customer is required to pay since it is sold separately. PCS services are billed on a monthly basis and recorded as revenue in the applicable month, or on an annual basis with the revenue being deferred and recognized ratably over the support period. Payment processing revenue is recognized in the period the service is performed and is paid to the Company on a monthly basis. If an arrangement includes multiple elements, the fees are allocated to the various elements based upon VSOE of fair value, as described above.

Recently Issued Accounting Pronouncements

In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation No. 45, (FIN 45), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others,” which clarifies the requirement of Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” (SFAS No. 5), relating to a guarantor’s accounting for a disclosures of certain guarantee issues. FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of all of the obligations it has undertaken in issuing the guarantee, including its ongoing obligation to stand ready to perform over the term of the guarantee in the event specified triggering events or conditions occur. FIN 45 is effective for reporting periods ending after December 15, 2002. The adoption of FIN 45 did not have any material impact on our results of operations or financial position.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities”. FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 (In thousands, except per share data)

activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company does not believe that the adoption of FIN 46 will have a material impact on its results of operations or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (SFAS No. 148) which is effective for fiscal years ending after December 15, 2002. SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123) to provide alternative methods of transition to SFAS No. 123’s fair value method of accounting for stock-based employee compensation if a company elects to account for its equity awards under this method. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Principles Board Opinion No. 28, “Interim Financial Reporting”, to require disclosure effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income (loss) and net income (loss) per share in both annual and interim financial statements. The Company follows the disclosure-only provisions of SFAS No. 123, as amended by SFAS No. 148, and, accordingly, accounts for its stock-based compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (SFAS No. 150). SFAS No. 150 requires certain financial instruments that embody obligations of the issuer, and which have characteristics of both liabilities and equity, to be classified as liabilities. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The Company does not have any financial instruments, as defined in SFAS No. 150, that have characteristics of both liabilities and equity. The adoption of SFAS 150 did not have any material impact on our results of operations or financial position.

Per Share Information

Basic net income (loss) per share is based upon the weighted average number of common shares outstanding for each period presented. Diluted net income (loss) per share is based upon the weighted average number of common shares and common equivalent shares outstanding for each period presented. Common equivalent shares include stock options and warrants assuming conversion under the treasury stock method. Common equivalent shares are excluded from diluted income (loss) per share if their effect is anti-dilutive. For the years ended September 30, 2003, 2002, and 2001, there were 973, 447, and 1,072 options and 350, 350, and 350 warrants excluded from the computation because their effect was anti-dilutive.

The computation of basic and diluted earnings per share for the three years ended September 30, 2003, 2002, and 2001 is as follows:

	Years Ended September 30,

	2003	2002	2001

Numerator:
Net income (loss) for basic and diluted net income (loss) per share	$(134)	$284	$(3,698)

Denominator:
Weighted-average shares outstanding	3,143	3,060	3,020

Denominator for basic net income (loss) per share — weighted-average shares	3,143	3,060	3,020
Effect of dilutive securities:
Stock options	—	129	—

Denominator for diluted net income (loss) per share — weighted-average shares and assumed conversions	3,143	3,189	3,020

Basic net income (loss) per share	$(0.04)	$0.09	$(1.22)

Diluted net income (loss) per share	$(0.04)	$0.09	$(1.22)

Advertising

The Company expenses the production costs of advertising as incurred. Advertising expenses for the years ended September 30, 2003, 2002, and 2001 were $534, $570 and $863, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 (In thousands, except per share data)

Research and Development Expenditures

Research and development expenditures are expensed in the period Incurred.

Shipping and Handling

Shipping and handling fees and costs are included in the statement of operations under the line items titled “Net hardware, software and installation revenues” and “Cost of hardware, software and installation”.

Stock Option Plans

The Company follows the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure”, and, accordingly, accounts for its stock-based compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations. The following table illustrates the effect on net income (loss) and income (loss) per share had compensation expense for the employee stock-based plans been recorded based on the fair value method under SFAS No. 123:

	Years Ended September 30,

	2003	2002	2001

Net income (loss), as reported	$(134)	$284	$(3,698)
Deduct: total stock-based employee compensation expense determined under fair value based method, net of related tax effects	(270)	(411)	(515)

Net income (loss), as adjusted	$(404)	$(127)	$(4,213)

Basic income (loss) per share:
As reported	$(0.04)	$0.09	$(1.22)
As adjusted	$(0.13)	$(0.04)	$(1.40)
Diluted income (loss) per share:
As reported	$(0.04)	$0.09	$(1.22)
As adjusted	$(0.13)	$(0.04)	$(1.40)

Segments

Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”), established standards for the way that public business enterprises report selected financial information about operating segments in annual and interim financial statements and significant foreign operations. Because the Company operates in one business segment and has no significant foreign operations, no additional reporting is required under SFAS 131.

Reclassifications

Certain reclassifications have been made to the 2002 financial statements to conform with the fiscal 2003 presentation.

2.     Intangible Assets

The Company capitalizes costs incurred to develop new marketable software and enhance the Company’s existing systems software. Costs incurred in creating the software are charged to expense when incurred as research and development until technological feasibility has been established through the development of a detailed program design. Once technological feasibility has been established, software production costs are capitalized and reported at the lower of amortized cost or net realizable value.

License agreements, capitalized software, and goodwill are amortized on the straight-line method over estimated useful lives ranging from three to five years. Amortization of capitalized software costs commence when the products are available for general release to customers.

Intangible assets are stated at cost and consist of the following:

	September 30,

	2003	2002

Capitalized software costs	$3,518	$3,217
Goodwill	2,617	2,752

	6,135	5,969
Less:
Accumulated amortization	3,328	2,758
Accumulated asset impairment charges	1,899	2,034

	$908	$1,177

During the current year, the Company capitalized $301 in software costs related to the CAM and Star products.

Amortization of capitalized software costs and goodwill, charged to cost of sales and expense for the years ended September 30, 2003, 2002 and 2001, were $570, $536, and $859, respectively.

Amortization expense of intangible assets for the years ended September 30, 2004, 2005, 2006, 2007, and 2008 are estimated at $469, $372, $68, $0, and $0, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 (In thousands, except per share data)

In December 2001, the Company acquired certain assets of Addcash Systems to expand sales in the San Francisco Bay Area. Addcash Systems sells and services point of sale systems for small to medium size retailers. The acquisition was accounted for using the purchase method of accounting. The Company paid $156 in cash for the acquisition and assumed liabilities of $47 from Addcash, of which $135 was capitalized as an intangible asset at the time of the acquisition and then written off during the fourth quarter of 2002 when the asset was determined to be fully Impaired.

Disposal of Assets-Access Retail Management

In May 2002, the Company completed the sale of assets of Access Retail Management for $800 to Private Business Inc. Access Retail Management provides merchandise planning services to retailers. The net gain from the sale of assets totaled $715. Revenue from Access consulting services represented 2% and 3% of the Company’s revenues for fiscal years ended September 30, 2002 and 2001, respectively. As part of the purchase agreement, Private Business Inc. shall discontinue selling its retail management point of sale system, and become a reseller of CAM’s Retail STAR point of sale system and X-Charge credit card processing services.

3.     Income Taxes

The Company utilizes the liability method of accounting for income taxes whereby deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

The provision (benefit) for income taxes consists of the following:

	Years Ended September 30,

	2003	2002	2001

Current:
Federal	$—	$(375)	$—
State	24	10	(70)

	24	(365)	(70)
Deferred:
Federal	—	—	(135)
State	—	—	44

	—	—	(91)

Total provision (benefit)	$24	$(365)	$(161)

A reconciliation of taxes computed at the statutory federal income tax rate to income tax expense (benefit) is as follows:

	Years Ended September 30,

	2003	2002	2001

Income tax at statutory rate	$(37)	$(28)	$(1,312)
Increases (decreases) in taxes resulting from:
Change in valuation allowance	110	(292)	639
Research and development tax credit	(78)	(77)	(95)
State income taxes, net of federal benefit	20	7	(17)
Nondeductible goodwill	—	—	570
Meal and entertainment	13	15	15
Other, net	(4)	10	39

	$24	$(365)	$(161)

Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their bases for financial reporting purposes. Temporary differences and net operating loss carryforwards which give rise to deferred tax assets and liabilities are as follows:

	September 30,

	2003	2002	2001

Deferred tax assets:
Accruals not currently deductible for tax	$358	$286	$400
Book depreciation in excess of tax depreciation	124	141	71
Tax credit carryforwards	529	451	211
Net operating loss carryforwards	1,547	1,501	1,890

Total deferred tax assets	2,558	2,379	2,572
Valuation allowance for deferred tax assets	(2,277)	(2,034)	(2,378)

	281	345	194
Deferred tax liabilities:
Software costs capitalized for book purposes	(281)	(345)	(194)

Net deferred tax asset (liability)	$—	$—	$—

Income taxes paid were $14, $10, and $0 during the years ended September 30, 2003, 2002 and 2001, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 (In thousands, except per share data)

A valuation allowance is provided for the net deferred tax assets as there is no assurance that the Company will realize those assets through future operations. If realized, the tax benefit for approximately $400 federal and $180 state net operating loss carryforwards will be allocated directly to stockholders’ equity. At September 30, 2003, federal and state net operating loss carryforwards were $3.7 million and $3.2 million, respectively. Federal net operating loss carryforwards begin to expire in 2020, while state operating loss carryforwards begin to expire in 2005.

On September 11, 2002, the Governor of California signed into law new tax legislation that suspends the use of net operating loss carryforwards into tax years beginning on or after January 1, 2002 and 2003. Should the Company have taxable income for the year ending September 30, 2004, it may not rely on California net operating losses generated in prior years to offset taxable income. This suspension will not apply to tax years beginning in 2004 and beyond.

4.     Commitments and Contingencies

The Company is committed at September 30, 2003 under various operating leases for office facilities and equipment through June 2007. Minimum payments due under these leases, including amounts due to a related party as discussed below, are as follows:

YEARS	SEPTEMBER 30, ENDING

2004	$636
2005	554
2006	548
2007	307
2008	—

$2,045

Total rent expense for the years ended September 30, 2003, 2002 and 2001 was $730, $701 and $565, respectively.

In June 1997, the Company entered into a lease agreement with Geoffrey D. Knapp, Chief Executive Officer of the Company, to lease a building for a term of ten years, at current fair market value rates. The total original commitment under this lease term was $1.3 million. Rent expense incurred under this lease for the years ended September 30, 2003, 2002 and 2001 totaled $150, $148 and $144, respectively.

5.     Stock Options

The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

In April 1993, the stockholders of the Company approved the Company’s 1993 Stock Option Plan (the “1993 Plan”) under which nonstatutory options may be granted to key employees and individuals who provide services to the Company, at a price not less than the fair market value at the date of grant, and expire ten years from the date of grant. The options are exercisable based on vesting periods as determined by the Board of Directors. The Plan allows for the issuance of an aggregate of 1,200 shares of the Company’s common stock. The Plan has a term of ten years. There have been 1,200 options granted under the 1993 Plan as of September 30, 2002. The company has 562 shares reserved for Issuance related to the plan.

In April 2000, the Company’s Board of Directors approved the Company’s 2000 Stock Option Plan (the “2000 Plan”) under which nonstatutory options may be granted to key employees and individuals who provide services to the Company, at a price not less than the fair market value at the date of grant, and expire ten years from the date of grant. The options are exercisable based on vesting periods as determined by the Board of Directors. The Plan allows for the issuance of an aggregate of 500 shares of the Company’s common stock. The term of the plan is unlimited in duration. There have been 426 options granted under the plan as of September 30, 2003. The Company has 485 shares reserved for issuance.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2003 (In thousands, except per share data)

A summary of stock option activity follows:

		Weighted	Weighted
		Average	Average
	Non-ISO	Exercise	Fair Value
	Shares	Price	of Options

Outstanding at
September 30, 2000	936	$4.45
Granted	324	$3.92	$2.31
Exercised	(11)	$3.44
Expired	(177)	$7.06

Outstanding at
September 30, 2001	1,072	$3.87
Granted	137	$4.58	$2.26
Exercised	(86)	$2.53
Expired	(59)	$5.54

Outstanding at
September 30, 2002	1,064	$3.87
Granted	90	$4.65	$2.26
Exercised	(144)	$2.59
Expired	(37)	$4.41

Outstanding at
September 30, 2003	973	$4.13

The following table summarizes information about stock options outstanding at September 30,2003:

Outstanding:	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price

Range of Exercise Prices
$2.13 to $3.00	163	3.3	$2.69
$3.13 to $4.70	440	6.5	$3.67
$4.71 to $6.38	363	7.4	$5.17
$9.19	1	6.1	$9.19
$15.00	5	6.4	$15.00

		Weighted
	Number	Average
Exercisable:	Exercisable	Exercise Price

Range of Exercise Prices
$2.13 to $3.00	161	$2.68
$3.13 to $4.70	377	$3.68
$4.71 to $6.38	228	$5.28
$9.19	1	$9.19
$15.00	5	$15.00

Total:	772	$4.02

The weighted-average remaining contractual life of stock options outstanding at September 30, 2003, 2002 and 2001 was 6.3 years, 6.6 years and 7.2 years, respectively.

Pro forma information regarding net income and earnings per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to September 30,1995 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2003, 2002 and 2001; risk free interest rate of 4.5%; no dividend yield; a volatility factor of the expected market price of the Company’s common stock of .0345, .355 and .600; and a weighted-average life of each option of eight years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

At September 30, 2003 there are warrants outstanding for 175 shares exercisable at $24.94 per share, and 175 shares exercisable at $8.44 per share. The warrants have a 5 year life and expire September 2005. Proceeds, if any, will be used for general working capital requirements.

6.     Benefit Plan

The Company sponsors a 401 (k) Plan for all eligible employees. The costs for the benefit plan totaled $12 for the year ended September 30, 2003. The Company may provide a matching contribution at the discretion of the Company’s Board of Directors. There was no contribution made in fiscal 2003, 2002 or 2001.

REPORT OF INDEPENDENT AUDITORS

Board of Directors
CAM Commerce Solutions, Inc.

We have audited the accompanying consolidated balance sheets of CAM Commerce Solutions, Inc. as of September 30,2003 and 2002, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CAM Commerce Solutions, Inc. at September 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Orange County, California
November 7, 2003

Stock and Dividend Data

The common stock of CAM Commerce Solutions, Inc., is traded on the Nasdaq National Market under the Nasdaq symbol CADA. The quarterly market price Information shown below represents the high and low sales prices for the periods.

Fiscal Year Ended September 30, 2003

Quarter Ended:	High	Low

December 31	$4.16	$1.22
March 31	4.70	3.03
June 30	4.70	3.12
September 30	6.04	4.01

Fiscal Year Ended September 30, 2002

Quarter Ended:	High	Low

December 31	$4.30	$2.67
March 31	4.99	4.09
June 30	4.55	3.40
September 30	3.94	3.20

As of November 19, 2003, there were approximately 200 holders of record of the Company’s common stock. The Company estimates there are in excess of 2,000 beneficial owners of the Company’s common stock.

The Company has not paid dividends in the past and the payment of dividends in the future is at the discretion of the Board of Directors, subject to any limitations imposed by the laws of the State of Delaware. The Company does not anticipate paying dividends in the foreseeable future.

SELECTED QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)
(In thousands, except per share data)

	2003 Fiscal Quarter Ended

In thousands, except per share data	Dec 31	Mar 31	June 30	Sept 30

Net hardware, software, installation and service revenue	$4,880	$4,919	$5,164	$5,166
Gross profit	2,770	2,728	2,998	3,017
Income (loss) before taxes	(184)	(312)	91	295
Net Income (loss)	(184)	(312)	86	276
Basic net income (loss) per share	(.06)	(.10)	.03	.09
Diluted net income (loss) per share	(.06)	(.10)	.03	.08

	2002 Quarter Fiscal Ended

	Dec 31	Mar 31	June 30	Sept 30

Net hardware, software, installation and service revenue	$4,868	$4,746	$5,383	$5,478
Gross profit	2,303	2,479	2,928	3,128
Income (loss) before taxes	(506)	(388)	752	62
Net income (loss)	(506)	(13)	752	52
Basic net income (loss) per share	(.17)	—	.25	.02
Diluted net income (loss) per share	(.17)	—	.23	.02

Selected Consolidated Financial Data
For the Five Years Ended September 30, 2003

In thousands, except per share data	2003	2002	2001	2000	1999

Net hardware, software, installation and service revenues	$20,129	$20,475	$20,757	$21,311	$27,747
Income (loss) before taxes	(110)	(81)	(3,859)	(1,135)	2,290
Net income (loss)	(134)	284	(3,698)	(746)	1,480
Basic net income (loss) per share	(.04)	.09	(1.22)	(.28)	.69
Diluted net income (loss) per share	(.04)	.09	(1.22)	(.28)	.59
Total assets	15,941	15,411	14,796	18,296	11,899
Working capital	11,095	10,284	9,708	11,467	5,013
Long-term debt	—	13	—	—	—
Stockholders’ equity	$13,018	$12,758	$12,202	$15,857	$7,588
Shares used in computing net income (loss) per share:
Basic	3,143	3,060	3,020	2,644	2,157
Diluted	3,143	3,189	3,020	2,644	2,519

Company Information

Board of Directors

Geoffrey D. Knapp
Chairman and Chief Executive Officer
CAM Commerce Solutions, Inc.

David Frosh
President
Sperry Van Ness

Walter Straub
Chief Executive Officer
Rainbow Technologies

Scott Broomfield
Chief Executive Officer
Visual, Inc.

Donald A. Clark
Chief Executive Officer
C&C Companies

Officers

Geoffrey D. Knapp
Chief Executive Officer

Greg Freeze
Chief Operating Officer

Paul Caceres Jr.
Chief Financial Officer

Corporate Office

17075 Newhope Street
Fountain Valley, CA 92708
(714) 241-9241
Facsimile: (714) 241-9893
Internet address: http://www.camcommerce.com

Registrar and Transfer Agent

American Stock Transfer Company
59 Maiden Lane
New York, NY 10007

Independent Auditors

Ernst & Young LLP
18111 Von Karman Avenue, Suite 1000
Irvine, CA 92612

Securities Counsel

Haddan & Zepfel LLP
500 Newport Center Drive, Suite 580
Newport Beach, CA 92660

General Counsel

Lundell & Spadafore
1065 Asbury Street
San Jose, CA 95126

Form 10-K

A copy of the Company’s annual report on Form 10-K, (without exhibits), as filed with the Securities and Exchange Commission, will be furnished to any stockholder free of charge upon written request to the Company’s Corporate
Finance Department at the Company’s corporate office.

CAM COMMERCE SOLUTIONS, INC.
ANNUAL MEETING OF SHAREHOLDERS – MAY 13, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of CAM Commerce Solutions, Inc. (the “Company”) hereby appoints Geoffrey D. Knapp, the Secretary of the Company and, Paul Caceres Jr., the Chief Financial Officer of the Company, and each of them, each with full power to act without the other, and each with full power of substitution, as proxy to vote all shares of common stock of the undersigned at the annual meeting of shareholders of the Company to be held on May 13, 2004 at 2:00 P.M., Pacific Standard Time, and at any adjournments thereof, and to attend and act for and on behalf of the undersigned at such meeting to the same extent and with same power as if the undersigned were personally present at said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the proxies named above are specifically directed to vote as indicated on the reverse side hereof.

SEE REVERSE SIDE

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Shareholders
CAM COMMERCE SOLUTIONS, INC.
May 13, 2004

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES”
IN ITEM 1 AND “FOR” ITEM 2 AND ITEM 3

     1. ELECTION OF DIRECTORS

FOR All Nominees_______    WITHHELD All Nominees_______

Nominees:
Geoffrey Knapp
Walter Straub
David Frosh
Donald Clark

Withheld for the following only: (Write the name of the nominee(s) in the space below:

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY

FOR_____    AGAINST_____    ABSTAIN_____

3. PROPOSAL TO AMEND THE COMPANY’S 2000 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN.

FOR_____    AGAINST_____    ABSTAIN_____

IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2 AND ITEM 3. THIS PROXY AUTHORIZES THE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IMPORTANT: Please SIGN, DATE AND RETURN this proxy as soon as possible to American Stock Transfer & Trust Company, 6201 15TH Avenue, Brooklyn, New York 11219, Attn: Proxy Dept.

SIGNATURE		DATE

SIGNATURE		DATE

Signature if Held Jointly

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.